Exhibit 99.1

Contact:

Jennifer McGuffin

Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

Fourth Quarter and Full Year 2013 Results; Declares Dividend

NAPERVILLE, Ill., January 28, 2014 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, lower-volatility equity, fixed income, convertible and alternative strategies, today reported results for the fourth quarter and full year 2013.

Highlights

Non-GAAP diluted earnings per share was $0.25 for the fourth quarter compared to $0.20 in the previous quarter and $0.32 in the fourth quarter of 2012.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. (CAM) was $5.0 million for the quarter compared to $4.1 million last quarter and $6.6 million in the fourth quarter of 2012.

GAAP diluted earnings per share was $0.54 for the fourth quarter of 20132 compared to $0.13 in the previous quarter and $0.22 in the fourth quarter of 2012. Net income attributable to CAM was $10.9 million for the quarter compared to $2.7 million last quarter and $4.6 million in the fourth quarter of 2012.

Our total revenues for the current quarter were $66.5 million compared to $65.0 million in the previous quarter and $76.9 million in the fourth quarter a year ago. Operating margin was 33.0% for the fourth quarter, 23.7% in the previous quarter, and 36.5% in the fourth quarter of 2012.

Assets Under Management3 were $26.5 billion at December 31, 2013 compared to $26.6 billion at the end of last quarter, and $29.7 billion at the end of last year. Net outflows were $1.4 billion for the quarter, compared to $894 million of net outflows in the previous quarter, and $3.0 billion of net outflows in the fourth quarter of 2012.

[1]	See Table A for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	A non-operating gain of $3.9 million, or $0.19 per share, related to a decrease in the company’s deferred tax valuation allowance and investment income, net of non-controlling interest in partnership investments of $22.5 million, or $0.20 per share, increased GAAP earnings for the fourth quarter.
[3]	Assets Under Management does not include $834 million, $844 million, and $925 million as of December 31, 2013, September 30, 2013, and December 31, 2012, respectively, for which the company provides model portfolio design and oversight.

The Board of Directors of CAM declared a regular quarterly dividend of 12.5 cents per share payable on February 24, 2014 to shareholders of record on February 7, 2014.

Calamos Investments LLC (Calamos Investments) repurchased 1.2 million shares of CAM’s common stock since the share repurchase program was announced in the first quarter of 2013, for a total cost of $13.2 million.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
(in millions)
Ending Assets Under Management	$26,543	$26,618	$29,655
Average Assets Under Management	$26,712	$26,381	31,249
Net outflows	$(1,421)	$(894)	$(2,986)

(in thousands, except earnings per share)
Total revenues	$66,522	$64,965	$76,877
Total operating expenses	$44,579	$49,541	$48,796
Operating income	$21,943	$15,424	$28,081
Operating margin	33.0%	23.7%	36.5%
Net income attributable to CAM	$10,856	$2,697	$4,606
Non-GAAP net income attributable to CAM	$5,015	$4,134	$6,576
Diluted earnings per share	$0.54	$0.13	$0.22
Non-GAAP diluted earnings per share	$0.25	$0.20	$0.32

Business Commentary

•	We are pleased with the significant improvement in the year-over-year performance of a number of our portfolios:[4]

	6 Months		1 Year		3 Years		5 Years		10 Years		Since Inception
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Percentage of Calamos Funds beating the performance average for their respective Morningstar category as of December 31	79%	8%	46%	8%	15%	33%	58%	36%	38%	57%	69%	69%

For complete investment performance, please visit www.calamos.com.

[4]	Past performance is not a guarantee of future results. See Forward-Looking Statements & Important Risk Disclosures.

While we are encouraged with the short-term performance across many of our products, we remain focused on delivering sustained investment performance for our clients across multiple time periods.

•	We have enhanced our investment process throughout the year as we increased the number of co-portfolio managers and sector research heads, bringing the number of our investment professionals to 78 from 53 at the end of 2012. Our team-centric environment now has an even greater degree of specialization and research. We believe this greater depth and focus, combined with a shift in our top-down view since September 2012, have helped improve overall investment performance.

•	We continued to build out our product breadth to meet the evolving investment needs of our clients. During 2013, we reopened four funds that were previously closed to new investors, including the Calamos Market Neutral Income Fund, Calamos Growth and Income Fund, Calamos Global Growth and Income Fund, and Calamos Convertible Fund. In addition, we launched four new funds, including the Calamos Long/Short Fund, Calamos Dividend Growth Fund, Calamos Mid Cap Growth Fund, and Calamos Emerging Market Equity Fund.

•	In 2013, we filed a registration statement for our first actively managed exchange traded fund (ETF).

Assets Under Management and Flows

Assets Under Management as of December 31, 2013 were $26.5 billion, a decrease of $75 million from the end of the third quarter.

•	Average Assets Under Management were $26.7 billion during the fourth quarter of 2013 compared to $26.4 billion during the previous quarter.

•	Net outflows were $1.4 billion for the quarter and $7.0 billion for the year, resulting primarily from outflows from our growth and global equity strategies.

•	The company’s funds experienced net outflows of $333 million for the quarter and $3.9 billion for the full year. Separate accounts had $1.1 billion of net outflows for the quarter and $3.1 billion for the full year.

•	Market appreciation was $1.3 billion for the quarter and $3.9 billion for the full year, driven primarily by equity and lower-volatility equity strategies.

•	The company’s alternative strategies had net inflows of $316 million for the quarter and $917 million for the full year.

Quarterly Financial Discussion

Operating Income

Total revenues for the fourth quarter were $66.5 million, a decrease of 13% from $76.9 million during the same quarter of the prior year primarily due to a decrease in Average Assets Under

Management. Total operating expenses for the fourth quarter were $44.6 million, a decrease of 9% from $48.8 million in the fourth quarter of 2012 as a result of decreases across all expense categories. Operating income was $21.9 million for the fourth quarter versus $28.1 million in the fourth quarter of 2012. Operating margin was 33.0% for the fourth quarter, down from 36.5% in the fourth quarter of 2012.

Non-Operating Income

Non-operating income (GAAP) was $21.9 million for the fourth quarter of 2013, as presented in Table B. Non-GAAP non-operating income, net of non-controlling interest in partnerships,5 was $20.9 million during the fourth quarter of 2013, as presented in Table B.

The company’s investment portfolio had a return of 6.0% for the fourth quarter of 2013, as presented in Table C.

Income Taxes

Adjusting for the changes in the valuation allowance for certain deferred tax assets, CAM’s effective tax rate for the fourth quarter of 2013 was 36.7% and 37.2% for the twelve months ended December 31, 2013, as presented in Table D. A decrease in the valuation allowance totaling $3.9 million represents the portion of the realized capital gains from the corporate investment portfolio in the fourth quarter of 2013 that is attributable to CAM, which caused the effective tax rate to be 0.8% for the quarter. As of December 31, 2013, the remaining balance in the valuation allowance totaled $2.1 million. The ultimate realization of this deferred tax asset is dependent upon the generation of sufficient capital gains prior to the expiration of capital loss carryforwards in 2014.

2013 Financial Discussion

Full year GAAP diluted earnings per share was $0.92 compared to $0.88 in the prior year. Full year non-GAAP diluted earnings per share was $0.92 compared to $1.22 for 2012.

Operating Income

Total revenues for the year were $269.1 million, a decrease of 18% from $326.7 million from the same period in the prior year primarily due to a decline in Average Assets Under Management. Total operating expenses were $191.2 million, a decrease of 8% from $206.9 million in 2012 due to decreases across most categories, partially offset by a 4% increase in compensation. Operating income was $77.9 million for the year versus $119.8 million in the previous year. Operating margin was 28.9% for 2013, down from 36.7% in 2012.

Non-Operating Income

Non-operating income (GAAP) was $29.7 million for the twelve months ended December 31, 2013, as presented in Table B. Non-GAAP non-operating income, net of non-controlling interest in partnerships, was $27.2 million for the twelve months ended December 31, 2013.

[5]	Management believes non-operating income, net of non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

The company’s investment portfolio had a return of 13.2% for the twelve months ended December 31, 2013, as presented in Table C.

Financial Position

As of December 31, 2013, the corporate investment portfolio was $537.8 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries, to fund the company’s share repurchase program and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

As of December 31, 2013, total debt was $92.1 million and total stockholders’ equity was $490.9 million.

As part of the share repurchase program to acquire up to 3 million shares of the company’s common stock, as announced in the first quarter of 2013, Calamos Investments repurchased 1.2 million shares of CAM’s common stock at an average price of $10.81 per share and a total cost of $13.2 million during the year.

Market Capitalization

As of December 31, 2013, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments, and the remaining 77.8% is privately owned by Calamos Family Partners, Inc. Because of this complex ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Tuesday, January 28, 2013. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 877.591.4959 in the U.S. or Canada (719.325.4776 internationally), then entering conference ID #3571566. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #3571566. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, lower-volatility equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Past Performance is not a guarantee of future results. While the investment objective stated in a fund’s prospectus may or may not reflect how the fund actually invests, the Morningstar category is assigned based on the underlying securities in each portfolio. Morningstar categories help investors and investment professionals make meaningful comparisons between funds. Morningstar data: © 2013 Morningstar, Inc. All rights reserved. The information contained herein is proprietary to Morningstar and/or its content providers; may not be copied or distributed; and is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Investments in mutual funds are subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

The principal risks of investing in the Calamos Convertible Fund include: convertible securities risk, synthetic convertible instruments risk, foreign securities risk, equity securities risk, interest rate risk, credit risk, high yield risk, portfolio selection risk and liquidity risk.

The principal risks of investing in the Calamos Dividend Growth Fund include: equity securities risk, equity securities of MLPs risk, portfolio selection risk, portfolio turnover risk, foreign securities risk, American Depositary Receipts risk, MLP risk, MLP tax risk, MLP liquidity risk, value stock risk, options risk, Rule 144A securities risk, and RIC Qualification risk.

The principal risks of investing in the Calamos Emerging Market Equity Fund include: equity securities risk consisting of market prices declining in general, growth stock risk consisting of potential increased volatility due to securities trading at higher multiples, foreign securities risk, emerging markets risk, currency risk, geographic concentration risk, American depository receipts risk, mid-size company risk, small company risk, portfolio turnover risk and portfolio selection risk.

The principal risks of investing in the Calamos Global Growth and Income Fund include: convertible securities risk, synthetic convertible instruments risk, foreign securities risk, emerging markets risk, equity securities risk, growth stock risk, interest rate risk, credit risk, high yield risk, forward foreign currency contract risk, portfolio selection risk, and liquidity risk.

The principal risks of investing in the Calamos Growth and Income Fund include: convertible securities risk, synthetic convertible instruments risk, equity securities risk, growth stock risk, small and mid-sized company risk, interest rate risk, credit risk, liquidity risk, high yield risk, forward foreign currency contract risk and portfolio selection risk.

The principal risks of investing in the Calamos Long/Short Fund include: equity securities risk, short sale risk, options risk, portfolio selection risk, liquidity risk, convertible securities risk, synthetic convertible securities risk, leveraging risk, portfolio turnover risk, foreign securities risk, growth stock risk, small and mid-sized company risk, emerging markets risk, derivative risk, futures and forward contracts risk, interest rate risk, credit risk, and cash holdings risk.

The principal risks of investing in the Calamos Market Neutral Income Fund include: equity securities risk, convertible securities risk, synthetic convertible instruments risk, convertible hedging risk, covered call writing risk, options risk, short sale risk, interest rate risk, credit risk, high yield risk, liquidity risk, portfolio selection risk, and portfolio turnover risk.

The principal risks of investing in the Calamos Mid Cap Growth Fund include: equity securities risk, growth stock risk, mid-sized company stock risk, options risk, American Depository Receipts risk, Rule 144A securities risk, portfolio selection risk, and portfolio turnover risk.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1-800-582-6959. Read it carefully.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues
Investment management fees	$52,512	$60,773	$212,398	$255,823
Distribution and underwriting fees	13,338	15,372	54,068	67,816
Other	672	732	2,664	3,037

Total revenues	66,522	76,877	269,130	326,676
Expenses
Employee compensation and benefits	18,098	19,228	85,551	82,154
Distribution expenses[6]	12,997	15,035	53,082	65,027
Marketing and sales promotion	4,192	4,941	15,728	19,503
General and administrative	9,292	9,592	36,883	40,188

Total operating expenses	44,579	48,796	191,244	206,872

Operating income	21,943	28,081	77,886	119,804
Non-operating income (loss)	21,854	(83)	29,675	21,205

Income before income tax provision	43,797	27,998	107,561	141,009
Income tax provision	108	1,689	6,262	12,568

Net income	43,689	26,309	101,299	128,441
Net income attributable to non-controlling interest in Calamos Investments LLC	(31,910)	(21,839)	(80,169)	(108,813)
Net (income) loss attributable to non-controlling interest in partnership investments	(923)	136	(2,502)	(1,436)

Net income attributable to CAM	$10,856	$4,606	$18,628	$18,192

Earnings per share:
Basic	$0.55	$0.23	$0.94	$0.89

Diluted	$0.54	$0.22	$0.92	$0.88

Weighted average shares outstanding:
Basic	19,620,371	20,386,115	19,903,507	20,334,299

Diluted	20,214,360	20,792,516	20,351,603	20,745,922

Supplemental Information:
Non-GAAP net income attributable to CAM	$5,015	$6,576	$18,752	$25,278

Non-GAAP diluted earnings per share	$0.25	$0.32	$0.92	$1.22

[6]	Beginning in First Quarter 2013, amortization of deferred sales commissions is included as part of distribution expenses. Prior period amounts have been reclassified.

Calamos Asset Management, Inc.

Assets Under Management

(in millions)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Funds
Beginning Assets Under Management	$21,698	$25,757	$23,329	$25,045
Net redemptions	(333)	(1,979)	(3,897)	(3,452)
Market appreciation (depreciation)	1,029	(449)	2,962	1,736

Ending Assets Under Management	22,394	23,329	22,394	23,329

Average Assets Under Management	22,097	24,470	22,165	25,704

Separate Accounts
Beginning Assets Under Management	4,920	7,414	6,326	7,732
Net redemptions	(1,088)	(1,007)	(3,080)	(2,043)
Market appreciation (depreciation)	317	(81)	903	637

Ending Assets Under Management	4,149	6,326	4,149	6,326

Average Assets Under Management	4,615	6,779	5,217	7,661

Total
Beginning Assets Under Management	26,618	33,171	29,655	32,777
Net redemptions	(1,421)	(2,986)	(6,977)	(5,495)
Market appreciation (depreciation)	1,346	(530)	3,865	2,373

Ending Assets Under Management	26,543	29,655	26,543	29,655

Average Assets Under Management	$26,712	$31,249	$27,382	$33,365

	At December 31,		Change
	2013	2012	Amount	Percent
Funds
Open-end funds	$16,128	$17,829	$(1,701)	(10%)
Closed-end funds	6,266	5,500	766	14

Total funds	22,394	23,329	(935)	(4)

Separate Accounts
Institutional accounts	3,081	5,191	(2,110)	(41)
Managed accounts	1,068	1,135	(67)	(6)

Total separate accounts	4,149	6,326	(2,177)	(34)

Ending Assets Under Management	$26,543	$29,655	$(3,112)	(10%)

	At December 31,		Change
	2013	2012	Amount	Percent
Assets by Strategy[7]
Equity	$8,609	$10,654	$(2,045)	(19%)
Lower-volatility Equity	5,422	8,001	(2,579)	(32)
Convertible	2,173	2,382	(209)	(9)
Enhanced Fixed Income	3,494	3,140	354	11
Alternative	3,563	2,482	1,081	44
Total Return	2,773	2,360	413	18
High Yield	361	400	(39)	(10)
Fixed Income	148	236	(88)	(37)

Ending Assets Under Management	$26,543	$29,655	$(3,112)	(10%)

[7]	Certain assets previously classified as convertible, equity and lower-volatility equity have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December	September	December	December	December
	31, 2013	30, 2013	31, 2012	31, 2013	31, 2012
Net income attributable to CAM (GAAP)	$10,856	$2,697	$4,606	$18,628	$18,192
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979	7,916	7,916
Increase (decrease) in deferred tax valuation allowance	(3,926)	—	—	(3,026)	1,900
Non-operating income, net of taxes	(3,894)	(542)	(9)	(4,766)	(2,730)

Non-GAAP net income attributable to CAM	$5,015	$4,134	$6,576	$18,752	$25,278

Diluted - Weighted average shares outstanding	20,214,360	20,387,651	20,792,516	20,351,603	20,745,922

Diluted earnings per share (GAAP)	$0.54	$0.13	$0.22	$0.92	$0.88
Non-GAAP diluted earnings per share	$0.25	$0.20	$0.32	$0.92	$1.22

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the change in deferred tax valuation allowance and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) increase (decrease) in deferred tax valuation allowance; and

(iii) CAM’s non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings will accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income	$48	$94	$257	$385
Interest expense	(1,505)	(1,506)	(6,021)	(6,017)

Net interest expense	(1,457)	(1,412)	(5,764)	(5,632)
Investment income	23,405	1,366	35,246	26,630
Miscellaneous other income (loss)	(94)	(37)	193	207

Investment and other income	23,311	1,329	35,439	26,837

Non-operating income (loss) (GAAP)	21,854	(83)	29,675	21,205

Net (income) loss attributable to non-controlling interest in partnership investments	(923)	136	(2,502)	(1,436)

Non-GAAP non-operating income, net of non-controlling interest in partnership investments	$20,931	$53	$27,173	$19,769

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Returns reflected in earnings
Investment income	$23,405	$1,366	$35,246	$26,630
Net (income) loss attributable to non-controlling interest in partnership investments	(923)	136	(2,502)	(1,436)

Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	4,386	(2,914)	19,898	(1,485)

Total corporate investment portfolio returns	$26,868	$(1,412)	$52,642	$23,709

Average corporate portfolio	$445,469	$388,400	$398,161	$333,224
Total corporate investment portfolio returns	6.0%	(0.4%)	13.2%	7.1%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Income tax provision	$108	$1,689	$6,262	$12,568
Income tax (provision) benefit attributable to non-controlling interest in Calamos Investments LLC	(19)	(35)	(56)	148

Income tax provision attributable to CAM	89	1,654	6,206	12,716
Net income attributable to CAM	10,856	4,606	18,628	18,192

Income before taxes attributable to CAM	$10,945	$6,260	$24,834	$30,908

CAM’s effective income tax rate[8]	0.8%	26.4%	25.0%	41.1%

Source: Calamos Asset Management, Inc.

# # #

[8]	The 2013 income tax provision includes a decrease in the valuation allowance of $3.9 million recorded in Fourth Quarter 2013 and a decrease of $3.0 million for the twelve months ended December 31, 2013. Excluding this allowance, CAM’s effective income tax rate would be 36.7% for Fourth Quarter 2013 and 37.2% for the twelve months ended December 31, 2013.

The 2012 income tax provision includes an increase in the valuation allowance of $1.9 million recorded in Second Quarter 2012. Excluding this allowance, CAM’s effective income tax rate would be 35.0% for the twelve months ended December 31, 2012.